Exhibit 99.1

Envision Solar International, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2008 and 2007

Envision Solar International, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
Envision Solar International, Inc.

We have audited the accompanying consolidated balance sheets of Envision Solar International, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envision Solar International, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $9,595,342 and $3,282,592 in 2008 and 2007, respectively, and used cash for operating activities of $2,898,044 and $1,276,670 in 2008 and 2007, respectively.  At December 31, 2008, the Company had a working capital deficiency, stockholders' deficiency and accumulated deficit of $1,550,307, $1,157,819 and $13,164,806, respectively.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management's plans as to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 10, 2010

Envision Solar International, Inc. and Subsidiaries

Consolidated Balance Sheets
	December 31,
Assets
	2008	2007

Current Assets
Cash	$3,083	$257,753
Accounts Receivable, net	173,798	60,269
Prepaid and other current assets, net	70,663	87,068

Total Current Assets	247,544	405,090

Property and Equipment, net	359,098	227,427

Other Assets
Deposits	33,390	19,240

Total Other Assets	33,390	19,240

Total Assets	$640,032	$651,757

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts Payable	$990,357	$106,789
Accounts Payable - Related Party	41,374	15,979
Accrued Expenses	58,990	61,624
Sales Tax Payable	36,828	-
Billings in excess of costs on uncompleted contract	56,831	-
Note Payable-Officer	18,700	-
Note Payable	591,771	-
Deferred Revenue	3,000	62,700

Total Current Liabilities	1,797,851	247,092

Commitments and Contingencies (Note 9)

Stockholders' Equity (Deficit)
Common Stock, no par value, 10,000,000 shares authorized,	4,648,852	2,142,576
841,263 and 763,702 shares issued and outstanding
at December 31, 2008 and 2007, respectively
Additional Paid-in-Capital	7,358,135	1,831,553
Accumulated Deficit	(13,164,806)	(3,569,464)

Total Stockholders' Equity (Deficit)	(1,157,819)	404,665

Total Liabilities and Stockholders' Equity (Deficit)	$640,032	$651,757

The Accompanying notes are an integral part of these Consolidated Financial Statements.

Envision Solar International, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Year Ended December 31,
	2008	2007

Revenues	$2,418,391	$52,661

Cost of Revenues

Materials	1,338,289	38,238
Consultants	47,642	25,742
Consultants-related party	-	66,167
Design	14,450	-
Subcontractors	1,448,627	-
Other Cost of Revenues	46,456	17,600

Total Cost of Revenues	2,895,464	147,747

Gross Loss	(477,073)	(95,086)

Operating Expenses (including stock based compensation expense of $4,363,912 for the year ended December 31, 2008 and $1,831,553
for the year ended December 31, 2007)	9,076,473	3,186,706

Loss From Operations	(9,553,546)	(3,281,792)

Other Income (Expense)
Interest Expense	(32,376)	-
Total Other Income (Expense)	(32,376)	-

Income (Loss) Before Income Tax	(9,585,922)	(3,281,792)

Income Tax Expense	(9,420)	(800)

Net Loss	$(9,595,342)	$(3,282,592)

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International Inc. and Subsidiaries

Consolidated Statements of Changes of Stockholders' Equity (Deficit)

Years Ended December 31, 2008 and 2007

	Common Stock		Additional Paid-in-Capital	Accumulated
	Shares	Amount		Deficit	Total

Balance at June 12, 2006 (Inception)	-	$-	$-	$-	$-

Stock issued for cash	255,000	155,000	-	-	155,000

Net Loss from June 12, 2006 (Inception) to December 31, 2006	-	-	-	(286,872)	(286,872)

Balance at December 31, 2006	255,000	155,000	-	(286,872)	(131,872)

Stock issued as compensation	49,994	49,994	-	-	49,994

Conversion of debt from related party to stock	238,875	238,875	-	-	238,875

Stock Issued for Cash	199,848	1,998,480	-	-	1,998,480

Cash offering costs	-	(299,773)	-	-	(299,773)

Common stock issued as part of offering costs	19,985	199,850	-	-	199,850

Stock based offering costs	-	(199,850)	-	-	(199,850)

Stock option expense	-	-	1,831,553	-	1,831,553

Net Loss 2007	-	-	-	(3,282,592)	(3,282,592)

Balance at December 31, 2007	763,702	2,142,576	1,831,553	(3,569,464)	404,665

Value of options issued to seller of company acquired	-	-	1,157,676	-	1,157,676

Stock issued to seller of company acquired	10,000	100,000	-	-	100,000

Value of options granted to reduce the outstanding liabilities from certain vendors	-	-	14,994	-	14,994

Common stock issued for cash	67,311	2,692,444	-	-	2,692,444

Capital raising fees incurred during the year	-	(296,168)	-	-	(296,168)

Stock Option Expense	-	-	4,353,912	-	4,353,912

Stock issued for services	250	10,000	-	-	10,000

Net Loss 2008	-	-	-	(9,595,342)	(9,595,342)

Balance at December 31, 2008	841,263	$4,648,852	$7,358,135	$(13,164,806)	$(1,157,819)

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(9,595,342)	$(3,282,592)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities
Amortization of prepaid interest	32,108	-
Depreciation and Amortization	52,105	17,829
Bad debt expense	105,955	14,071
Goodwill impairment	1,358,254	-
Common stock issued for services	10,000	49,994
Trademark impairment	68,827	-
Compensation expense related to grant of stock options	4,353,912	1,831,553
Changes in assets and liabilities
(Increase)decrease in:
Accounts Receivable	(219,484)	(61,830)
Prepaid Expenses and other current assets	86,068	(99,578)
Deposits	(14,150)	(19,240)
Increase(decrease) in:
Accounts Payable	806,984	106,789
Accounts Payable - related party	25,395	74,736
Accrued Expenses	(2,635)	28,898
Sales Tax Payable	36,828	-
Billings in excess of costs on uncompleted contract	56,831	-
Deferred Revenue	(59,700)	62,700
NET CASH USED IN OPERATING ACTIVITIES	(2,898,044)	(1,276,670)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition	(9,000)	-
Purchase of trademark	(71,200)	-
Purchase of Equipment	(181,402)	(224,256)
NET CASH USED IN INVESTING ACTIVITIES	(261,602)	(224,256)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of Common Stock	2,692,444	1,998,480
Capital Raising costs	(296,168)	(299,773)
Proceeds from Issuance of notes payable	490,000	-
Proceeds from notes payable from-shareholders	18,700	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,904,976	1,698,707

NET INCREASE (DECREASE) IN CASH	(254,670)	197,781

CASH AT BEGINNING OF YEAR	257,753	59,972

CASH AT END OF YEAR	$3,083	$257,753

Supplemental Disclosure of Cash Flow Information:
Interest Expense	$32,376	$-
Income Tax	$(9,420)	$800

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Conversion of note payable to a related party to common stock	$-	$238,875
Common stock issued as offering costs	$-	$199,850
Stock-based fees paid for acquisition	$1,257,676	$-
Conversion of accounts payable to common stock	$14,994	$-
Original issue discount on note payable	$101,771	$-

The Accompanying notes are an integral part of these Consolidated Financial Statements

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CORPORATE ORGANIZATION

The Company was incorporated on June 12, 2006 as a limited liability company (“LLC”), under the name Envision Solar, LLC.  In September 2007, the company was reorganized as a California C Corporation and issued one share of common stock for each outstanding member unit in the LLC.  The change in capitalization to common stock from member equity has been retroactively applied to all periods presented in the accompanying consolidated financial statements.  Also during 2007, the Company formed various wholly owned subsidiaries to account for its planned future operations.  All references to “us”, “we”, “our”, “Envision” or “the Company”, refer to Envision Solar, LLC or the newly formed Corporation and its wholly-owned subsidiaries unless otherwise stated.

In 2007, the Company established a series of subsidiaries: 1. Envision Energy Group, Inc. 2.  Envision Solar Construction Company, Inc. 3.  Envision Solar Design, Inc. 4.  Envision Solar Development, Inc. 5.  Envision Solar Operation & Management, Inc. 6.  Envision Solar Residential, Inc. 7.  Envision Solar Technology, Inc. and 8.  Greenshade Network, Inc.  In addition, in 2008, the Company established one other subsidiary, Envision Africa LLC, a wholly owned LLC.  During 2008 only two were operational, with Envision Africa anticipated to become operational in the future.  The remaining subsidiaries were dissolved with the Secretary of State of California in 2008.  The two operational subsidiaries included in these consolidated financial statements are:  Envision Solar Residential, Inc. and Envision Solar Construction Company, Inc.

NATURE OF OPERATIONS

Envision Solar (“the Company”) is a solar project and technology developer providing turn-key design/build solutions for commercial, industrial, institutional and residential projects.  Founded by award-winning sustainable design architects with extensive international business development and industrial design expertise, the Company strives to be first-to-market and the leading worldwide brand in solar parking arrays.  The Company has two lines of business, ParkSolarSM for commercial, industrial and government projects, and LifeSystemsSM for residential and light commercial products and projects. Both groups have envisioned, invented and engineered the leading next generation, patent pending, “solar integrated building systems™” (SIBS™) which are providing the foundation for the lowest cost, most highly engineered solutions available for the massive future worldwide market for solar parking array installations.

The Company’s business model includes vertical integration of all key capabilities required for the full, turn-key “single-point-of-contract™” implementation of each project.  These capabilities include project planning and management, design, construction, operations and maintenance, and structured finance. The Company is continuing to secure its position as the key participant at the convergence of solar energy and the real estate and building industry.

The Company operates with the following trade names: ParkSolarSM: Commercial Scale Solar Parking Arrays, LifeSystemsSM: Residential Component-Based Solar Integrated Buildings, and GreenShade.SM

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Envision Solar International Inc. and its wholly-owned subsidiaries.  All significant inter-company balances and transactions have been eliminated in the consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts receivable, depreciable lives of property and equipment, fair value allocation in an acquisition, valuation of goodwill and trademarks, valuation of share-based payments and the valuation allowance on deferred tax assets.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

CONCENTRATIONS

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts from inception through December 31, 2008.  As of December 31, 2008 and 2007, there was approximately $0 and $94,539, respectively, in excess of federally insured limits.

Concentration of Accounts Receivable

At December 31, 2008 and 2007, customers that each accounted for more than 10% of our gross accounts receivable individually were as follows:

	2008	2007
Customer 1	-	49%
Customer 2	-	20%
Customer 3	28%	-
Customer 4	24%	-
Customer 5	14%	-

Concentration of Revenues

For the year ended December 31, 2008 and 2007, customers that each represented more than 10% of our net revenues were as follows:

	2008	2007
Customer A	-	56%
Customer B	-	23%
Customer C	-	20%
Customer D	50%	-
Customer E	29%	-

CASH AND CASH EQUIVALENTS

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  There were no cash equivalents at December 31, 2008 or 2007.

ACCOUNTS RECEIVABLE

Accounts receivable are customer obligations due under normal trade terms.  Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible.  Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, our historical write-off experience, net of recoveries and economic conditions.  The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment is recorded at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of 5 to 7 years.  Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements.  Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

WEBSITE AND OTHER SOFTWARE DEVELOPMENT COSTS

In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”).  The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use.  These costs are included in property and equipment in the accompanying consolidated financial statements.

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage.  The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of five years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

REVENUE AND COST RECOGNITION

        Revenues consist of design fees for the design of solar systems and arrays, and revenues from sales, construction and installation of the same.

Revenues from design services are recognized as earned.

Construction contracts are generally short term (less than one year duration) and revenues and related costs are recognized using the “completed contract method” of accounting in accordance with Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production Type Contracts”.  Under this method, contract costs are accumulated as deferred assets and billings and/or cash received are recorded to a deferred revenue liability account, during the periods of construction, but no revenues, costs, or profits are recognized in operations until the period upon completion of the contract.  Costs include direct material, direct labor and subcontract labor.  A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.  Corporate general and administrative expenses are charged to the periods as incurred.  However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is incurred.

The deferred asset (accumulated contract costs) in excess of the deferred liability (billings and/or cash received) is classified as a current asset under costs in excess of billings on uncompleted contracts.  The deferred liability (billings and/or cash received) in excess of the deferred asset (accumulated contract costs) is classified under current liabilities as billings in excess of costs on uncompleted contracts.  Contract retentions are included in accounts receivable.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs as cost of revenues.  The company does not provide any warranties on its products other than those passed on to its customers from its manufacturers, if any.

Additionally, the Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer” and (EITF) Issue 02-16 “Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors.”  Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products.  Cash incentives provided to our customers are recognized as a reduction of the related sale price, and therefore, are a reduction in sales.

RESEARCH AND DEVELOPMENT

In accordance with Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs” expenditures for research and development of the Company’s products are expensed when incurred, and are included in operating expenses.  The Company recognized research and development costs of $127,337 for the year ending December 31, 2008 and $13,785 for the year ending December 31, 2007.

ADVERTISING

The Company conducts advertising for the promotion of its products and services.  In accordance with SOP 93-7, advertising costs are charged to operations when incurred; such amounts aggregated $18,845 in 2008 and $395 in 2007.

STOCK-BASED COMPENSATION

At inception, the Company adopted SFAS No. 123(R), “Share Based Payment” and related interpretations.  SFAS No. 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

The Company estimated the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

INCOME TAXES

Prior to September 12, 2007 the Company operated as an LLC and thus had no income tax exposure.  Effective September 12, 2007, the Company accounts for income taxes pursuant to the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

Beginning September 12, 2007, the Company adopted the provisions of the FASB’s Financial Interpretation Number 48 (FIN. 48), Accounting for Uncertain Income Tax Positions.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of FIN 48, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2008, tax years 2007 and 2008 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

Effective September 12, 2007, the Company adopted FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, (“FSP FIN 48-1”), which was issued on May 2, 2007.  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

We measure our financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term loans the carrying amounts approximate fair value due to their short maturities.

Effective January 1, 2008, we adopted accounting guidance for financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and  assumptions developed by us, which reflect those that a market participant would use.

We currently measure and report at fair value our intangible assets.  The fair value of intangible assets including goodwill has been determined using the present value of estimated future cash flows method.  The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 (in thousands):

	Balance at December 31, 2008	Quoted Prices in Active Markets for Identical Assets	Significant other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Assets:
Goodwill	$-	$-	$-	$-
Trademarks	-	-	-	-
Total Financial Assets	$-	$-	$-	$-

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

Following is a roll forward through December 31, 2008 of the fair value of intangible assets: (in thousands):

Balance at December 31, 2007	$-
Cumulative effect of adoption of accounting principle	-
Balance at January 1, 2008	-
Fair value recorded for goodwill	1,358,254
Fair value recorded for trademarks	71,200
Amortization of trademarks	(2,373)
Change in fair value included in net loss	(1,427,081)
Ending balance at December 31, 2008	$-

NEW ACCOUNTING PRONOUNCEMENTS

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification is not expected to have a significant impact on the Company’s consolidated financial statements.

2.	GOING CONCERN

As reflected in the accompanying consolidated financial statements for the year ended December 31, 2008 and 2007, the Company had net losses of $9,595,342 and $3,282,592 respectively (which includes stock based compensation of $4,363,912 in 2008 and $1,831,553 in 2007) and cash used in operations of $2,898,044 and $1,276,670, respectively. Additionally at December 31, 2008 and 2007, the Company had an accumulated deficit of $13,164,806 and $3,569,464, respectively and a stockholders’ deficit and working capital deficiency of $1,157,819 and $1,550,307 at December 31, 2008.  Throughout 2008 and 2007, the Company received funds through private offerings of approximately $2,700,000 in 2008 and $2,000,000 in 2007, before deducting cash offering costs of $296,168 and $299,773 respectively.  In addition, subsequent to December 31, 2008, based on the passage of time since the December 31, 2008 balance sheet date and other mitigating factors, management believes that the Company has not met its expected needs required to support its operations for the next 12 months through December 31, 2010.

Pursuant to a plan of merger between Casita Enterprises and the Company, Envision expects to execute a merger agreement whereby it will become a wholly owned subsidiary of Casita Enterprises.  Casita Enterprises is an over-the-counter-bulletin board listed company whose assets consist principally of cash and other miscellaneous assets.  At the time of merger, which is expected to occur not later than February 11, 2010, Casita is expected to hold approximately $200,000 in cash.  In addition, Envision, which will be a publicly traded company following the merger, expects to conduct a capital raising process whereby it will raise not less than $600,000.  These funds are expected to be sufficient to cover monthly operating expenses as well as meet minimum payments with respect to the Company’s liabilities over the next twelve months.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

3.	COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in excess of billings on uncompleted contracts represent accumulated contract costs that exceeded billings and/or cash received on uncompleted contracts.

At December 31, 2008 and 2007, there were no costs in excess of billings on uncompleted contracts.

Billings in excess of costs on uncompleted contracts represents billings and/or cash received that exceed accumulated contract costs on uncompleted contracts.  There were no billings in excess of costs on uncompleted contracts at December 31, 2007.

At December 31, 2008 billings in excess of costs on uncompleted contracts consisted of the following:

Billings and/or cash receipts on uncompleted contracts	$309,465
Less: Uncompleted contract costs	(252,634)
Billings in excess of costs on uncompleted contracts	$56,831

The Company records accounts receivable related to its construction contracts and its design services, based on billings or on amounts due under the contractual terms.  Allowance for doubtful accounts is based upon the Company's policy.  Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.  Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred.

At December 31, 2008 and 2007, accounts receivable were as follows:

	December 31, 2008	December 31, 2007
Accounts Receivable	$277,070	$61,830
Less: Allowance for doubtful accounts	(103,272)	(1,561)
Accounts Receivable, Net	$173,798	$60,269

Bad debt expense for 2008 and 2007 was $105,955 and $1,561, respectively.

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized as follows:

	December 31, 2008	December 31, 2007
Prepaid Health Insurance	$-	$3,080
Prepaid Rent	-	22,737
Non-Trade Receivables, net	-	33,518
Prepaid interest	69,633		-
Other	1,030	27,734
Total prepaid expenses and other current assets	$70,663	$87,069

At December 31, 2007, the Company had other non-trade receivables of $12,510 for expenses to be reimbursed to the company by strategic partners, which was fully reserved at December 31, 2007.  Additionally, another $33,518 at December 31, 2008 was due from a vendor at December 31, 2007, that was subsequently paid in 2008.  Prepaid interest of $69,633 relates to the note payable of $591,771 as the note was issued at a $101,771 discount.  A total of $32,128 of prepaid interest was amortized to interest expense in 2008.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Est. Useful Lives	December 31, 2008	December 31, 2007
Computer equipment and software	5 years	$145,015	$95,847
Furniture and fixtures	7 years	197,169	127,458
Leasehold improvements	5 years	60,399	14,195
Office equipment	5 years	24,076	7,756

Total property and equipment		$426,659	$245,256
Less accumulated depreciation		(67,561)	(17,829)

Property and Equipment, Net		$359,098	$227,427

Total depreciation expense for 2008 and 2007 was $49,732 and $17,829, respectively.

6.           ACCRUED EXPENSES

      The major components of accrued expenses are summarized as follows:

	December 31, 2008	December 31, 2007
Accrued vacation	$42,115	$27,969
Accrued officer salary	16,875	-
Other accrued expenses	-	33,655
Total accrued expenses	$58,990	$61,624

7.            NOTE PAYABLE - OFFICER

In 2008 one of the Company’s officers advanced the cost for various expenses on behalf of the company. As a result in June 2008, the Company issued the shareholder a note in the amount of $18,700. The note bears interest at 5% and is due and payable with accrued interest on or before May 31, 2009. The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009. The officer resigned in November 2009. As of February 2010, this note was in default for payment of principal and interest. (see Note 13)

8.            NOTE PAYABLE

In November 2008, the Company entered into a five-month $591,771 promissory note with Gemini Master Fund, Ltd. (the "holder" or "lender") as bridge financing to an equity raise. Under the terms of the note, $101,771 of prepaid interest was included in the note balance of which $10,000 was a loan fee. The note bears interest at the rate of 7% annum on the $500,000 net subscription amount, plus a 15% fee on the subscription amount, plus 15% of the 7% per annum interest (effective interest in approximately 49%) with a default rate of 20% per annum. The note was due April 11, 2009 and is secured by substantially all assets of the Company and its subsidiaries and is unconditionally guaranteed by all the subsidiaries. Under the terms of the note, the outstanding principal and interest can be converted into equity at a 10% discount from any reverse merger financing in the event the company enters into a “reverse merger” with a publicly traded Company. Additionally, promptly following the consummation of a reverse merger transaction, the Company shall issue the lender such number of shares of public Company common stock such that following the reverse merger the lender shall own 0.3125% of the fully-diluted number of outstanding shares of common stock of the public company.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

Subsequent to December 31, 2008, the note came due and the Company was unable to fulfill its obligations under the original terms of the note. In April 2009, the Company and the lender entered into a forbearance agreement, which extended the due date to December 31, 2009. Under the terms of the forbearance agreement, the interest rate changed to 15% and the Company issued 10,000 shares of its common stock to the lender in consideration of this agreement. This was not considered a troubled debt restructure or debt modification under generally accepted accounting principles. The shares were valued at the most recent common stock offering and sale price of $40 per share resulting in a $400,000 value, which was recorded as a debt discount and is being amortized through the new maturity date of December 31, 2009. Interest only payments would start being due monthly in arrears in the first calendar month after which the Company raises $100,000 from all capital raising transactions.

Interest expense under this note in 2008 was $32,138 and prepaid interest was $69,633 at December 31, 2008.

On October 30, 2009, the Company entered into a second amendment to the loan agreement. This amendment increases the interest rate at 20% retroactive to April 11, 2009 through October 30, 2009, adjusts the per annum interest to 12% starting November 1, 2009 (default rate of 20%), extends the maturity to December 31, 2010 and adds a conversion feature to allow conversion at the holder’s option to common stock at $10 per share. The $591,771 note was amended to add accrued interest of $65,423 to the principal balance resulting in a new principal balance of $657,194. Additionally, a new second note was issued for $125,000 with proceeds of $117,500, net of issue costs of $7,500, which was deposited into an escrow account for purposes of the Company paying expenses for the cost of becoming a publicly held company. This new note has the same terms of the amended note. Interest under both notes is due on the first business day of each calendar quarter starting January 4, 2010, however, upon three days advance notice, the Company may elect to add such interest to the note principal balance effectively making the interest due at note maturity. With regard to the conversion feature of both notes, the conversion rights contain price protection whereby if the Company sells equity or converts existing instruments to common stock at a price less than the $10 conversion price, the conversion price will be adjusted downward to the sale price. Furthermore, if the Company issues new rights, warrants, options or other common stock equivalents at an exercise price less than the $10 conversion price, then the conversion price shall be adjusted downward to a new price based on a stipulated formula. The holder may not convert the debt if it results in the holder beneficially holding more than 9.9% of the Company common stock. The holder is subject to a lock-up agreement on the debt and underlying shares from October 30, 2009 through June 30, 2010. This October 30, 2009 amendment was considered a debt extinguishment under generally accepted accounting principles due to the addition of the conversion feature. The accounting effect was to fully amortize the remaining debt discount at October 30, 2009, remove the old debt and record the new debt.

9.            COMMITMENTS AND CONTINGENCIES

Leases:

On March 26, 2007, the Company entered into a lease agreement for its corporate office on a month-to-month basis beginning May 1, 2007, in La Jolla, California. Monthly rent at the premise is approximately $6,140 per month. Subsequent to December 31, 2007, the Company entered into an amended lease agreement at the same location in order to expand operations. The new lease had a commencement date of April 1, 2008 and is for a period of three years with an escalating yearly base rent beginning at $16,505. Future minimum lease payments as of December 31, 2008 for the amended lease agreement with non-cancelable terms in excess of one year are as follows:

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

Year Ended December 31,
2009	202,497
2010	208,413
2011	52,473
Total	$463,383

Rent expense was $163,879 and $71,940 for the years ended December 31, 2008 and 2007, respectively.

During 2009, the Company entered into litigation with the landlord due to the Company’s default on rental payments and in December 2009 the Company abandoned the premises.  (See Legal Matters below)

Legal Matters:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of December 31, 2008, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations except for the following:

In August 2008, the Company received a letter from a contractor asserting that $400,000 was owed resulting from an alleged breach of contract. The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.

The Company is a party to a wrongful termination suit filed by former employee.  The employee was an “at-will” employee under California employment law. The plaintiff claims that he was promised a job as in-house counsel, which never materialized. ESII successfully demurred to Plaintiff’s complaint. Plaintiff amended complaint, ESII answered it and it is now undergoing discovery process to obtain evidence to disprove the Plaintiff's allegations. The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter, however, as the Company does not believe it is probable the plaintiff will prevail, no amounts have been accrued as of December 31, 2008.

The Company is a party to a lawsuit filed in July 2009 with a company owned by one its shareholders.  The lawsuit alleges fraud in misrepresenting signed contracts in the 2008 Private Placement Memorandum and seeks to recover $250,000 in investments made in the private placement and approximately $166,000 plus interest at 10% from April 1, 2009 in monies owed for project work in 2008 and 2009. In connection with the litigation the Company is responding to discovery of documents.  The Company denies any liability under the lawsuit and has rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.  The amounts owned under project work aggregating approximately $124,000 have been accrued as accounts payable as of December 31, 2008.  The amounts owned under project work aggregating approximately $166,000 have been accrued as accounts payable as of September 30, 2009.

The Company is a party to a lawsuit with its former landlord whereby the landlord claims that the Company broke its lease with respect to the rental of office space which housed the Company’s headquarters.  The Company attempted to renegotiate the remaining term of its lease at a lower rate but the proposal was rejected by the Landlord. The Company vacated premises on December 20, 2009 and landlord repossessed premises on January 1, 2010. Plaintiff seeks damages for past rent due, interest and attorney’s fees.  The Company does not deny the breach of its lease and is attempting to work out a settlement. As of December 31, 2009, the Company has accrued approximately $268,000 representing the fair value of the future rent due under the abandoned lease. (see Note 15)

On February 4, 2010, Continental Maritime filed a complaint for breach of contract. The plaintiff provided steel columns and associated labor to Company as part of UC-San Diego Solar Parking Structure project. The claim is for approximately $140,000. The Agreement was entered into on June 9. 2008. Due to project cost overruns and capital raise shortfalls in 2008 and 2009, the Company was unable to make payments on the remaining balance.  The Company is reviewing the claim to assess its liability if any under the lawsuit and the basis for the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter. The Company has accrued payables to this vendor of approximately $132,000 at September 30, 2009.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Other Commitments:

The Company enters into various contracts or agreements in the normal course of business whereby such contracts or agreements may contain commitments.  During 2008 and 2007, the Company entered into agreements to act as a reseller for certain vendors; joint development contracts with third parties; referral agreements where the Company would pay a referral fee to the referrer for business generated; sales agent agreements whereby sales agents would received a fee equal to a percentage of revenues generated by the agent; business development agreements and strategic alliance agreements where both parties agree to cooperate and provide business opportunities to each other and in some instances, provide for a right of first refusal with respect to certain projects of the other parties; agreements with vendors where the vendor may provide marketing, public relations, technical consulting or subcontractor services and financial advisory agreements where the financial advisor would receive a fee and/or commission for raising capital for the Company.  All expenses and liabilities relating to such contracts were recorded in accordance with generally accepted accounting principles during 2008 and 2007 and as of December 31, 2008 and 2007.  Although such agreements increase the risk of legal actions against the Company for potential non-compliance, there are no firm commitments in such agreements as of December 31, 2008 and 2007.

Effective December 19, 2006, the Company entered into an agreement with a manufacturer who owns the trademarks “Solar Grove” and “Solar Tree”.  Under the terms of the agreement, the manufacturer is to provide products to the Company on a per unit basis and the Company is to pay the manufacturer a royalty, set at 0.25% of revenue, for each project sold under the above-mentioned trademarks, less the fees for the product provided by the manufacturer.  The Company also had the right to purchase the above-mentioned trademarks during the term of the agreement which purchase cancels any future royalties.  In November 2008, the Company exercised its option to purchase the trademarks for $71,200.  Royalties owed in 2007 and 2008 were de minimis.  In 2008 the Company amortized $2,373 of the trademarks and then wrote off the remaining balance of $68,827 trademarks under the impairment provisions since there is not a justifiable means to document its future value.  This impairment charge is included in operating expenses.

Upon the signing of customer contracts, the Company enters into various other agreements with third party vendors who will provide services and/or products to the Company.  Such vendor agreements typically call for a deposit along with certain other payments based on the delivery of goods or services.  Payments made by the Company before the completion of projects are treated as prepaid assets and due to the contractual nature of the agreement; the Company may be contingently liable for other payments required under the agreement.

10.          COMMON STOCK

Shares issued

Issuances of the Company’s common stock during the years ended December 31, 2008 and 2007 as follows:

Shares Issued for Cash

2007
From April through November 2007, 199,848 shares of common stock were issued at $10.00 per share aggregately, for $1,998,480 cash.
Offering costs paid were $299,773 cash and 19,985 common shares valued at the $10.00 sale price of $199,850 and were offset against the proceeds in common stock on the accompanying consolidated financial statements.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

2008

During 2008, the Company issued 67,311 shares of common stock for cash at $40.00 per share.  The gross proceeds from these issuances were $2,692,444.  The Company also incurred capital raising fees of $296,168 related to the sale and issuance of the aforementioned common stock.

Shares Issued as Finders Fees

2007

In November, in accordance with our selling agreement for the 2007 private placement, 19,985 shares of common stock were issued as partial finder’s fee compensation related to the raising of equity.  The shares were valued at $199,850 based on the contemporaneous stock sale price of $10.00 per share and offset against the proceeds in the common stock account.

Shares Issued as Compensation

2007

In early 2007, 49,994 shares of common stock were issued as compensation to employees with a value of $49,994 based upon the then most recent cash sales price of $1.00 per share.

2008

In 2008, the Company issued 250 shares of stock valued at $40.00 per share or an aggregate $10,000 based on the contemporaneous sale price in exchange for non-employee services rendered to the company.  The expense was fully recognized on the grant date as services were completed.

Shares Issued in Conversion of Other Liabilities

2007

In early 2007, 238,875 shares of common stock were issued upon conversion of other liabilities from a related party, in the amount of $238,895 based upon the then most recent cash sales price of $1.00 per share.

Shares Issued in Connection with Acquisition of a Company

2008

In January 2008, the Company issued 10,000 shares to the seller in an acquisition.  The shares were valued at the contemporaneous sale price of $10.00 per share resulting in a $100,000 value, which was recorded as part of the purchase accounting (see Note 14).

The Company issued options to certain Company vendors in exchange for the vendors reducing their obligations to the Company.  The Company issued options valued at $14,994 to these vendors.  (See Notes 11 and 14)

11.          STOCK OPTIONS AND WARRANTS

In 2008, the Board approved the 2008 Stock Option Plan, which authorizes 200,000 shares under the plan.  Exercise rights may not expire more than three months after the date of termination of the employee but may expire in less time as stipulated in the individual grant notice.  For disability or death the optionee or estate will generally have up to twelve months to exercise their options.  For certain options the Company may have rights of first refusal for a stipulated period of time, under a separate stock restriction agreement, whereby if the holder exercise the options and then desires to sell the underlying shares, the Company has the right to repurchase such shares at a price to which the holder has agreed to sell them to a third party.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

In 2007, the Company authorized the 2007 Unit Option Plan when the Company was a limited liability company.  Options granted under this plan were exchanged one for one for options of Envision Solar International, Inc. upon conversion to a corporation from an LLC.  (See Note 1)

Stock Options

At inception in 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(Revised 2004), Share-Based Payment (“SFAS 123R”).  SFAS 123R establishes standards surrounding the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, such as options issued under the Company’s Stock Option Plans.  The Company’s stock option compensation expense was $4,353,912 and $1,831,553 for the years ended December 31, 2008 and 2007, respectively, and there was $2,523,862 of total unrecognized compensation cost related to unvested options granted under the Company’s options plans as of December 31, 2008.  This stock option expense will be recognized through December 2012.

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model.  This model incorporates certain assumptions for inputs including a risk-free market interest rate, expected dividend yield of the underlying common stock, expected option life and expected volatility in the market value of the underlying common stock.  We used the following assumptions for options issued in fiscal 2008 and 2007:

	2008	2007
Expected volatility	106%	74%
Expected lives	2-10 Years	7 Years
Risk-free interest rate	2%	2.20%
Expected dividend yield	None	None

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s stock options and warrants have characteristics different from those of its traded stock, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of such stock options.  The risk free interest rate is based upon quoted market yields for United States Treasury debt securities with a term similar to the expected term.  The expected dividend yield is based upon the Company’s history of having never issued a dividend and management’s current expectation of future action surrounding dividends.  As the Company was not publicly traded during the time of the option grants, expected volatility in 2008 and 2007 was based on the comparative company method where other, publicly traded companies within the same industry as us, were used as the benchmark for our calculation.  The Expected lives for such grants were based on the simplified method for employees or on the contractual terms of the options or warrants for non-employees.

All options qualify as equity pursuant to EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.  Option activity for the years ended December 31, 2008 and 2007 under the 2007 Plan is as follows:

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2006	-	$-
Granted	441,860	10.00
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at December 31, 2007	441,860	$10.00
Exercisable at December 31, 2007	263,323	$10.00
Weighted average grant date fair value		$6.96
Granted	348,224	25.18
Exercised	-	-
Forfeited	(179,075)	23.25
Expired	-	-
Outstanding at December 31, 2008	611,009	$14.77
Exercisable at December 31, 2008	560,643	$15.27
Weighted average grant date fair value		$16.18

The following table summarizes information about employee stock options under the 2008 Stock Option Plan outstanding at December 31, 2008:

Options Outstanding					Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number Exercisable at December 31, 2008	Weighted Average Exercise Price	Aggregate Intrinsic Value
$10-40	611,009	8.52 Years	$14.77	$9,024,577	560,643	$15.27	$8,560,577

	611,009	-	$14.77	$9,024,577	560,643	$15.27	$8,560,577

           Included in the 2008 grants are to certain Company vendors in exchange for the vendors reducing their obligations to the Company.  The Company issued options valued at $14,994 to these vendors.  There was no gain or loss on these settlements.

Warrants

In connection with the asset purchase agreement (see Note 14), the Company reduced an assumed liability of $8,006 through the issuance of 800 warrants with an exercise price of $0.01.  The warrants expire in seven years and were valued at $8,006 using the Black-Sholes option-pricing model with the following assumptions: share value $10, exercise price $0.01, expected volatility of 74%, expected life 7 years, risk free interest rate 2.20%.  The quantity of these options is variable based on the liability of $8,006 divided by the lesser of (i) $10 or (ii) a preferred stock sale price in a future offering.

During 2008, the Company issued 4,712 warrants directly related to its stock offering as finder fees.  These warrants were valued at $141,687, using the Black-Sholes option-pricing model with the following assumptions: share value $40, exercise price $40.00, expected volatility of 106%, expected life 5 years, risk free interest rate 2.21%.  There was not accounting effect as the warrant were issued as an offering cost to be offset against the gross proceeds of the offering and charged to additional paid-in capital.

12.           INCOME TAXES

There was no income tax expense for period from June 12, 2006 (inception) to September 11, 2007 since the Company was a limited liability company taxed as pass through entity to its members and there was no income tax expense for the period from September 12, 2007 to December 31, 2007 or for the year ended December 31, 2008 due to the Company’s net losses.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

The blended Federal and State tax rate of 39.83% applies to loss before taxes.  The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to  loss before taxes), as follows:

	Year ended December 31,
	2008	2007
Computed “expected” tax expense (benefit)	$(3,262,416)	$(1,116,081)
Reduction of “expected” tax expense (benefit) for pre-incorporation period from January 1, 2007 to September 11, 2007	-	236,359
State taxes, net of federal benefit	(476,033)	(150,674)
Goodwill impairment and other non-deductible items	488,331	1,671
Change in deferred tax asset valuation allowance	3,250,018	1,028,725
	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

	2008	2007
Deferred tax assets:
Accrued vacation	$16,776	$11,141
Accrued salaries	6,722
Charitable contributions	899	220
Reserve for bad debt	41,138	5,605
Stock options	2,463,943	729,588
Net operating loss carryforward	1,775,943	295,126
Total gross deferred tax assets	4,305,421	1,041,680
Less: Deferred tax asset valuation allowance	(4,278,843)	(1,028,725)
Total net deferred tax assets	26,578	12,955

Deferred tax liabilities:
Depreciation	(26,578)	(12,955)
Total deferred tax liabilities	(26,578)	(12,955)
Total net deferred taxes	$-	$-

The valuation allowance at December 31, 2008 was $4,278,843.  The increase in the valuation allowance during 2008 was $3,250,118.

At December 31, 2008, the Company has a net operating loss carry forward of approximately $4,458,000 available to offset future net income through 2028.  The NOL expires during the years 2013 to 2028.  The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period.  In the event that a significant change in ownership of the Company occurs as a result of the Company’s issuance of common stock, the utilization of the NOL carry forward will be subject to limitation under certain provisions of the Internal Revenue Code. Management does not presently believe that such a change has occurred.

13.           RELATED PARTY TRANSACTIONS

Accounts Payable and Related Party Vendor Payments

At December 31, 2008 and 2007, the Company owed its Chief Executive Officer (CEO) $41,374 and $15,979, respectively.  For the year ended December 31, 2007, the Company made payments to a related party firm where our current CEO formerly held an equity stake, included in costs of sales, totaling $66,167.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

Note Payable to Officer

In 2008 one of the Company’s officers advanced the cost for various expenses on behalf of the company.  As a result in June 2008, the Company issued the shareholder a note in the amount of $18,700.  The note bears interest at 5% and is due and payable with accrued interest on or before May 31, 2009. The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009.  The officer resigned in November 2009.  As of February 2010, this note was in default for payment of principal and interest. (see Note 7)

Conversion of Note by Related Party to Equity

In early 2007, the Company’s CEO converted a $238,875 note payable into 238,875 shares of common stock (See Note 10).

14.           ACQUISITION

In January 2008, the company acquired the assets and assumed the liabilities of a company, Generating Assets, LLC.  The purchase price included cash of $9,000, 10,000 shares of common stock of the Company valued at the contemporaneous sale price of $10 per share or $100,000 and options to purchase 168,980 common shares such options valued at $1,157,676.  The total purchase price was $1,266,676.  The Company entered into this asset purchase agreement with an individual who then became an officer of the Company.  The Company acquired all right, title and interest, including the name “Generating Assets, LLC”, along with all intellectual property of the company, all transferable or assignable licenses, all of the rights, title and interest to certain contracts and the right to negotiate final agreements for predetermined contracts.  The Company assumed $91,578 of liabilities and assumed all obligations under the assigned contracts.  All of the intangible rights were assigned to goodwill since the assigned contracts were not executed and there was no other value to intangibles.  At the end of the year 2008, the company wrote off as an impairment charge all the $1,358,254 goodwill related to this asset purchase since the future value and current value of the goodwill is not readily discernible.  This impairment charge is included in operating expenses.

In connection with the above acquisition, the Company issued 1,020 options in exchange for another assumed liability of $6,988.  The options were valued at the same $6,988 value of the liability using the black-scholes pricing method.

The Company accounted for this acquisition using the purchase method of accounting.

The final allocation of fair value of the assets acquired and liabilities assumed was as follows:

Goodwill	$1,358,254
Liabilities	(91,578)
Purchase Price	$1,266,676

There were no material operations of Generating Assets, LLC through the acquisition date.

15.          SUBSEQUENT EVENTS

From March 2009 through September 30, 2009, the Company granted to employees 61,631 ten-year common stock options exercisable at $10.00 per share.  The options were fully vested on the grant dates.

During the nine months ended September 30, 2009, $2,449,014 was recognized for previous and current year  granted stock options which vested.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

In April 2009, the Company issued 10,000 common shares to a lender as a loan extension fee whereby the $591,771 note payable due date was extended to December 31, 2009.  (See Note 8).

On October 30, 2009, the note payable was amended a second time to extend the maturity to December 31, 2010, add a conversion feature and modify the interest rate both retroactively and prospectively, and accrued interest to the note principal.  In addition, the lender loaned an additional $125,000 to the Company under the same terms as the amended note (see Note 8).

During 2009, a lender advanced $50,000 in March and $50,000 in September to the Company.  On October 1, 2009, the Company executed a 10% convertible promissory note for $102,236, which includes the total $100,000 principal advanced plus $2,236 of accrued interest.  This note is due December 31, 2010.  This note is convertible to common shares at $10.00 per share.  There was no beneficial conversion feature at the note date.  However if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to the Gemini Master Funds notes.

On December 17, 2009, the Company executed a convertible promissory note for $100,000 to a new landlord in lieu of paying rent for one year for new office space.  The interest is 10% per annum and the note principal and interest are due on December 18, 2010.  However if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to all existing senior indebtness of the Company.  The note is convertible at $10.00 per share.  There was no beneficial conversion feature at the note date.

In December 2009, the Company abandoned the office premises which was subject to a lease agreement.  In accordance with generally accepted accounting principles the Company has accrued the fair value of the remaining lease payment aggregating approximately $268,000.  The fair value was computed based on the present value of the remaining lease payments. (see Note 9)

On December 16, 2009 the Company executed a letter of intent to be acquired by an inactive publicly-held company in a transaction contemplated to be treated as a recapitalization of the Company.  It is intended that just subsequent to consummation of the acquisition, the shareholders of the Company will retain approximately 67% of the voting common stock of the public company before consideration of unexercised common stock options and warrants.

Management evaluated all activity of the Company through February 11, 2010 (the issue date of the Company’s consolidated financial statements) and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements.